Exhibit 99.6

CONSENT OF TRUSTEE DESIGNEE

Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 of Equity Commonwealth (and any amendments thereto filed with the Securities and Exchange Commission) as a person designated to become a trustee of Equity Commonwealth upon (and subject to) the consummation of the merger (as defined in the Joint Proxy Statement/Prospectus contained in this Registration Statement) and to the filing of this consent as an exhibit to this Registration Statement.

Date: July 2, 2021
	By:	/s/ Michael P. Landy
Michael P. Landy